UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 13, 2008

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 400

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On November 13, 2008, Precision Castparts Corp. (the “Company”) agreed to modify its May 2008 agreement with William D. Larsson related to Mr. Larsson’s expected retirement (the “May Agreement”). Mr. Larsson is the Company’s former Senior Vice President and Chief Financial Officer, and the May Agreement was included as Exhibit 10.1 to the Company’s Form 8-K filed May 28, 2008. The May Agreement provides, among other things, that if Mr. Larsson’s employment is terminated by retirement on or after December 31, 2008 all unvested options granted to Mr. Larsson in 2005 and 2006 will become exercisable in full and remain exercisable for the remainder of their full term. The November 2008 modifications add to the May Agreement by specifying that under the same circumstances all vested options under Mr. Larsson’s 2005 and 2006 option awards will also remain exercisable for the remainder of their full term and that the option award granted to Mr. Larsson in 2004 will be amended in the same manner as his 2005 and 2006 option agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: November 18, 2008	By:	/s/ Shawn R. Hagel
	Name:	Shawn R. Hagel
	Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)